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[LOGO]  KEMPER ANNUITIES
        Long-term investing in a short-term world-SM-

KEMPER GATEWAY ADVISOR 2

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY
440 LINCOLN STREET, WORCESTER, MA 01653

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1. OWNER(S)                Please Print Clearly
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First                       MI                               Last

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Street Address

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City                           State                        Zip

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Social Security/Tax I.D.               Date of Birth/Trust          /  / Male
                                            /  /                    /  / Female
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Daytime Telephone
(     )
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JOINT OWNER   First         MI                               Last

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Social Security/Tax I.D.               Date of Birth                /  / Male
                                            /  /                    /  / Female
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Daytime Telephone
(     )
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2. ANNUITANT(S)                                     Please Print Clearly
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First                       MI                               Last

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Social Security/Tax I.D.              Date of Birth           /  /  Male
                                            /  /              /  /  Female
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JOINT ANNUITANT   First             MI                                 Last

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Social Security/Tax I.D.             Date of Birth              /  / Male
                                            /  /                /  / Female

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3. BENEFICIARY (If beneficiary is a trust, provide date of trust)
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If there are Joint Owners, the survivor is always Primary Beneficiary.

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Primary Beneficiary                            Relationship to Owner

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Primary Beneficiary                            Relationship to Owner

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Contingent Beneficiary                         Relationship to Owner

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4. OPTIONAL RIDERS
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I/We elect:    /   /  Enhanced Death Benefit

               /   /
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5. TYPE OF PLAN TO BE ISSUED:
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/  / Nonqualified                                        /  /  IRA
/  / Nonqualified Def. Comp.                             /  /  Roth IRA
/  / SEP-IRA*                                            /  /  457 Def. Comp.*

*Attach required additional forms. Existing Case # _______________

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6. INITIAL PAYMENT
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Initial Payment  $____________________________________________________________
                  ($10,000 minimum-Make check payable to Allmerica Financial.)

If IRA, Roth IRA or SEP-IRA application, this payment is a:

/ / Rollover/Conversion                 /  / Trustee to Trustee Transfer
/ / Payment for Tax Year _____________
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7. ALLOCATION OF PAYMENTS
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ALGER
_______% Balcd
_______% Lv AllCap
DREYFUS
_______% Midcp Stk
_______% Soc Rp Gro
KEMPER
_______% Agg Gro
_______% Bl Chip
_______% Cont Val
_______% Glb BlChp
_______% Gov Sec
_______% Growth
_______% High Yld
_______% Horz 5
_______% Horz 10+
_______% Horz 20+
_______% Int'l
_______% Inv Grd Bd
_______% Money Mkt
_______% New Euro
_______% SC Grow
_______% SC Val
_______% Strgt Inc
_______% Tech Gro
_______% Total Ret
_______% Val+Gro
KVS (SUBADVISED)
_______% Drm Fin (Dremin)
_______% Drm Hi (Dremin)
_______% Fc Lc Gro (Eagle)
_______% Gro & Inc. (Janus)
_______% Gro Opp (Janus)
_______% Index 500 (Bankers Trust)
SCUDDER VLIF
_______% 21st Cent Gro
_______% Cap Gro
_______% Glb Disc
_______% Gro&Inc
_______% Int'l
WARBURG PINCUS
_______% Em Mkts
_______% Glb Pst Vtr Cp

You have 34 variable investment options. You may invest in up to 17 over the life of the contract.

FIXED ACCOUNT
_______%Fxd Acct

GUARANTEE PERIOD ACCOUNTS (GPA)
($1,000 minimum per Account)
_______%  2 Yr. Guarantee Period
_______%  3 Yr. Guarantee Period
_______%  4 Yr. Guarantee Period
_______%  5 Yr. Guarantee Period
_______%  6 Yr. Guarantee Period
_______%  7 Yr. Guarantee Period
_______%  8 Yr. Guarantee Period
_______%  9 Yr. Guarantee Period
_______% 10 Yr. Guarantee Period

 All allocations above must total 100%
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8. SECURE YOUR FUTURE PROGRAM
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/ / Allocate a portion of my/our initial payment to the  ______  year GPA such that, at the end of the Guarantee Period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawls or transfers of any kind. The remaining balance will be applied as indicated above in Section 7.
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9. AUTOMATIC ACCOUNT REBALANCE (AAR)
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/ / I/We elect. Automatic Account Rebalancing (AAR) among the above variable accounts every:

/ / 1 Mo.  / / 2 Mos.  / / 3 Mos.   / / 6 Mos.  / / 12. Mos.
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10. TELEPHONE AUTHORIZATION
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I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ / I/We DO NOT accept this telephone authorization.
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11. REPLACEMENT
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Will the proposed contract replace or change any existing annuity or insurance policy?
/ / No  / / Yes (If yes, list company name and policy number)

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12. DOLLAR COST AVERAGING
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(Not available with Automatic Account Rebalancing)
Please transfer $_____________ from (check one source account):
                ($100 minimum)
(Be sure you have allocated money to the Source Account in Section 7.) / / Fixed Account / / Government Securities / / Money Market
Every:  / / 1 Mo.  / / 2 Mos.  / / 3 Mos.  / / 6 Mos. / / 12 Months

TO:
ALGER
_______% Balcd
_______% Lv AllCap
DREYFUS
_______% Midcp Stk
_______% Soc Rp Gro
KEMPER
_______% Agg Gro
_______% Bl Chip
_______% Cont Val
_______% Glb BlChp
_______% Gov Sec
_______% Growth
_______% High Yld
_______% Horz 5
_______% Horz 10+
_______% Horz 20+
_______% Int'l
_______% Inv Grd Bd
_______% Money Mkt
_______% New Euro
_______% SC Grow
_______% SC Val
_______% Strgt Inc
_______% Tech Gro
_______% Total Ret
_______% Val+Gro
KVS (SUBADVISED)
_______% Drm Fin (Dremin)
_______% Drm Hi (Dremin)
_______% Fc Lc Gro (Eagle)
_______% Gro & Inc. (Janus)
_______% Gro Opp (Janus)
_______% Index 500 (Bankers Trust)
SCUDDER VLIF
_______% 21st Cent Gro
_______% Cap Gro
_______% Glb Disc
_______% Gro & Inc
_______% Int'l
WARBURG PINCUS
_______% Em Mkts
_______% Glb Pst Vtr Cp

DCA into the Fixed or Guarantee Period Account is not available.

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13. SYSTEMATIC WITHDRAWALS
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Please withdraw $ __________ starting 15 days after issue or
                ($100 minimum)

 _____/_____/_______, whichever is later, and then every:

/ / 1 Mo.         / / 2 Mos.      / / 3 Mos.         / / 6 Mos.    / /  12 Mos.
_________ % From _____________________________________________
_________ % From _____________________________________________
_________ % From _____________________________________________
_________ % From _____________________________________________
_________ % From _____________________________________________

PLEASE / / Do Not Withhold Federal Income Taxes

       / /  Do Withhold at 10% or ______________ (% or $)


Systematic withdrawals are not available from the Guarantee Period Accounts.

/ / I wish to use Electronic Funds Transfer (Direct Deposit).
    I authorize the Company to correct electronically any overpayments or erroneous credits made to my account.

Attach a voided check.

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14. REMARKS
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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/LOUISIANA/MAINE/NEW MEXICO/PENNSYLVANIA/WASHINGTON, D.C. RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
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15. SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application.
I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/WE HAVE RECEIVED A DISCLOSURE BUYER'S GUIDE. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAs ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMUAL (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.

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Signature of Owner            Signed at (City and State)                Date

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Signature of Joint Owner      Signed at (City and State)                Date

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16. REGISTERED REPRESENTATIVE / DEALER INFORMATION
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DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY? / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED) / / NO
I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the certificate applied for is suitable for the owner.

                                                          (  )
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Signature of Registered Representative     SSN#              Telephone

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Printed Name of Registered Representative    B/D Client Acct. #

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Printed Name of Broker/Dealer

                                                          (   )
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Branch Office Street Address for Contract Delivery    Telephone of Broker/Dealer

OVERNIGHT MAIL TO: 66 Brooks Drive, Braintree, MA 02184
Mail to: P.O. Box 8632, Boston, MA 02266-8632